FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Among


                          TESORO PETROLEUM CORPORATION
                                 as the Company


                                      and


                                 BANQUE PARIBAS
         Individually, as an Issuing Bank and as Administrative Agent,


                            THE BANK OF NOVA SCOTIA
                    Individually and as Documentation Agent


                                      and


                           THE FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO



                         Effective as of March 21, 1997

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                               TABLE OF CONTENTS

                                                             Page

ARTICLE I.  DEFINITIONS
    Section 1.01   Terms Defined Above . . . . . . . . . . . . .1
    Section 1.02   Terms Defined in Credit Agreement . . . . . .1
    Section 1.03   Other Definitional Provisions . . . . . . . .1

ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT
    Section 2.01   Amendments and Supplements to Definitions . .2
    Section 2.02   Amendments to Article VI. . . . . . . . . . .2

ARTICLE III.  CONDITIONS
    Section 3.01   Loan Documents. . . . . . . . . . . . . . . .2
    Section 3.02   Corporate Proceedings of Loan Parties . . . .2
    Section 3.03   Representations and Warranties. . . . . . . .3
    Section 3.04   No Default. . . . . . . . . . . . . . . . . .3
    Section 3.05   Security Instruments. . . . . . . . . . . . .3
    Section 3.06   Other Instruments or Documents. . . . . . . .3

ARTICLE IV.  MISCELLANEOUS
    Section 4.01   Adoption, Ratification and Confirmation of
                     Credit Agreement. . . . . . . . . . . . . .3
    Section 4.02   Ratification and Affirmation of Guaranty. . .3
    Section 4.03   Successors and Assigns. . . . . . . . . . . .4
    Section 4.04   Counterparts. . . . . . . . . . . . . . . . .4
    Section 4.05   Number and Gender . . . . . . . . . . . . . .4
    Section 4.06   Entire Agreement. . . . . . . . . . . . . . .4
    Section 4.07   Invalidity. . . . . . . . . . . . . . . . . .4
    Section 4.08   Titles of Articles, Sections and Subsections.4
    Section 4.09   Governing Law . . . . . . . . . . . . . . . .5

                       FIRST AMENDMENT AND SUPPLEMENT TO
                                CREDIT AGREEMENT


    This FIRST AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "First Amendment") executed effective as of March 21, 1997 (the "Effective Date"), is by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"); BANQUE PARIBAS, individually, as an Issuing Bank and as Administrative Agent, THE BANK OF NOVA SCOTIA, individually and as Documentation Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.07 (individually, a "Lender" and, collectively, the "Lenders").

                              W I T N E S S E T H:

    WHEREAS, the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of June 7, 1996 (the "Credit Agreement"), pursuant to which the Lenders agreed to make loans and issue Letters of Credit to and for the account of the Company; and

    WHEREAS,  the  Company,  the   Guarantors,  the  Administrative  Agent,  the
Documentation Agent, and the Lenders desire to amend the Credit Agreement in the particulars hereinafter provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I.  DEFINITIONS

    Section 1.01 Terms Defined Above. As used in this First Amendment, each of the terms "Company", "Credit Agreement", "Effective Date", "First Amendment", and "Lenders" shall have the meaning assigned to such term hereinabove.

    Section 1.02 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

    Section 1.03   Other Definitional Provisions.

         (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this First Amendment shall refer to this First Amendment as a whole and not to any particular Article, Section, subsection or provision of this First Amendment.

         (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this First Amendment unless otherwise specified.

                  ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    The Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders agree that the Credit Agreement is hereby amended, effective as of the Effective Date, in the following particulars.

    Section 2.01   Amendments and Supplements to Definitions.

         (a) The definition of "Agreement" in Section 1.01 of the Credit Agreement is hereby amended to mean the Credit Agreement, as amended by this First Amendment and as the same may from time to time be further amended, supplemented or modified.

         (b) Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition where alphabetically appropriate, which read in their entirety as follows:

              "First Amendment" shall mean that certain First Amendment to Amended and Restated Credit Agreement dated as of March 21, 1997, by and among the Company, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders.

    Section 2.02   Amendments to  Article  VI.   Section  6.09(e)  of the Credit
Agreement is hereby amended in its entirety to read as follows:

         "(e) routine loans or advances to employees made in the ordinary course of business not to exceed (A) $1,500,000 at any one time outstanding to any one employee and (B) $5,000,000 in the aggregate;"


                            ARTICLE III.  CONDITIONS

    The enforceability of this First Amendment against the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders is subject to the satisfaction of the following conditions precedent:

    Section 3.01 Loan Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this First Amendment executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender, as applicable;

    Section 3.02 Corporate Proceedings of Loan Parties. The Administrative Agent shall have received multiple copies, as requested by the Administrative Agent, of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Boards of Directors of the

Company and the Guarantors, authorizing the execution, delivery and performance of this First Amendment, each such copy being attached to an original certificate of the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, dated as of the Effective Date, certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by written consents or at meetings of the Boards of Directors, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the Effective Date,
(iv) that the respective articles of incorporation and bylaws of the Company and the Guarantors have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and (v) as to the incumbency and signature of the officers of the Company or the Guarantors, as applicable, executing this First Amendment.

    Section 3.03 Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this First Amendment, each of the representations and warranties made by the Company and the Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

    Section  3.04   No  Default.   No  Default  or  Event  of Default shall have
occurred and be continuing as of the Effective Date.

    Section 3.05 Security Instruments. All of the Security Instruments (subject to any partial releases thereof) shall be in full force and effect and provide to the Administrative Agent the security intended thereby to secure the Indebtedness.

    Section 3.06 Other Instruments or Documents. The Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request.


                           ARTICLE IV.  MISCELLANEOUS

    Section 4.01 Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

    Section 4.02 Ratification and Affirmation of Guaranty. Each of the Guarantors hereby expressly (i) acknowledges the terms of this First Amendment,
(ii) ratifies and affirms its obligations under the Second Amended and Restated Guaranty Agreement dated as of January 28, 1997, in favor of the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders, as amended, supplemented or otherwise modified ("Guaranty Agreement"), (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that such Guaranty

                                      -3-
<PAGE
Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent, the Documentation Agent, each Issuing Bank and each Lender to promptly pay when due all amounts owing or to be owing by it under the Guaranty Agreement pursuant to the terms and conditions thereof.

    Section 4.03   Successors  and  Assigns.   This  First  Amendment  shall  be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

    Section 4.04 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Company, the Guarantors, the Administrative Agent, the Documentation Agent, the Issuing Bank and the Lenders. In this regard, each of the parties hereto acknowledges that a counterpart of this First Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this First Amendment by each necessary party hereto and shall constitute one instrument.

    Section 4.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

    Section 4.06 Entire Agreement. This First Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this First Amendment.

    Section  4.07   Invalidity.   In  the  event  that  any  one  or more of the
provisions contained in this First Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this First Amendment.

    Section 4.08 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this First Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

    Section 4.09 Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

      THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED AND SUPPLEMENTED HEREBY, THE NOTES, AND THE OTHER FINANCING DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                      [SIGNATURES BEGIN NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:                     TESORO PETROLEUM CORPORATION


                             By:   /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President and Treasurer


ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:     BANQUE PARIBAS, individually, as an Issuing
                             Bank and as Administrative Agent


                             By:   /s/ B. Malone
                             Name:     Brian Malone
                             Title:    Vice President


                             By:   /s/ Barton D. Schouest
                             Name:     Barton D. Schouest
                             Title:    Group Vice President


DOCUMENTATION AGENT,
ISSUING BANK AND LENDER:          THE BANK OF NOVA SCOTIA


                             By:   /s/ F.C.H. Ashby
                             Name:     F.C.H. Ashby
                             Title:    Senior Manager
                                       Loan Operations

LENDERS:                     BANK OF SCOTLAND


                             By:   /s/ Annie Chin Tat
                             Name:     Annie Chin Tat
                             Title:    Assistant Vice President

                             CHRISTIANIA BANK OG KREDITKASSE


                             By:   /s/ Williams S. Phillips
                             Name:     Williams S. Phillips
                             Title:    Vice President


                             By:   /s/ Peter M. Dodge
                             Name:     Peter M. Dodge
                             Title:    First Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             Individually and as an Issuing Bank


                             By:   /s/ George R. Schanz
                             Name:     George R. Schanz
                             Title:    Vice President


                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA


                             By:   /s/ Michael J. Kolosowsky
                             Name:     Michael J. Kolosowsky
                             Title:    Vice President


                             NATIONAL BANK OF CANADA


                             By:   /s/ Larry L. Sears
                             Name:     Larry L. Sears
                             Title:    Group Vice President


                             By:   /s/ Doug G. Clark
                             Name:     Doug G. Clark
                             Title:    Vice President

                             THE FROST NATIONAL BANK


                             By:   /s/ Jennifer A. Crabtree
                             Name:     Jennifer A. Crabtree
                             Title:    Associate Relationship Manager


                             DEN NORSKE BANK ASA


                             By:   /s/ Morten Bjornsen
                             Name:     Morten Bjornsen
                             Title:    Senior Vice President


                             By:   /s/ J. Morten Kreutz
                             Name:     J. Morten Kreutz
                             Title:    Vice President


GUARANTORS:                  TESORO ALASKA PETROLEUM COMPANY
                             TESORO EXPLORATION AND PRODUCTION
                             COMPANY
                             TESORO PETROLEUM COMPANIES, INC.
                             DIGICOMP, INC.
                             TESORO TECHNOLOGY PARTNERS COMPANY
                             INTERIOR FUELS COMPANY
                             TESORO ALASKA PIPELINE COMPANY
                             TESORO NORTHSTORE COMPANY
                             TESORO REFINING, MARKETING & SUPPLY
                             COMPANY
                             TESORO NATURAL GAS COMPANY
                             TESORO BOLIVIA PETROLEUM COMPANY
                             TESORO VOSTOK COMPANY
                             KENAI PIPE LINE COMPANY
                             TESORO MARINE SERVICES COMPANY
                             TESORO COASTWIDE SERVICES COMPANY
                             COASTWIDE MARINE SERVICES, INC.


                             By:   /s/ G. A. Wright
                             Name:     G. A. Wright
                             Title:    Vice President and Treasurer

                             TESORO GAS RESOURCES COMPANY, INC.
                             TESORO FINANCIAL SERVICES HOLDING COMPANY


                             By:   /s/ J. B. Fabian
                             Name:     J. B. Fabian
                             Title:    President


                             VICTORY FINANCE COMPANY


                             By:   /s/ David W. Dupert
                             Name:     David W. Dupert
                             Title:    President

                             TESORO E&P COMPANY, L.P.

                             By:  TESORO EXPLORATION AND PRODUCTION
                                  COMPANY, as its general partner


                             By:   /s/ G. A. Wright
                                       G. A. Wright
                                       Vice President and Treasurer